Exhibit 99.1

        5300 Town and Country Blvd., Suite 500
        Frisco, Texas 75034
        Telephone: (972) 668-8834
        Contact: Gary H. Guyton
        Director of Planning and Investor Relations
        Web Site:  www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
THIRD QUARTER 2016 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, November 8, 2016 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and nine months ended September 30, 2016.

On September 6, 2016, Comstock completed a debt exchange with the holders of 98% of the Company's outstanding senior notes.  $697.2 million of its senior secured notes were exchanged for the Company's new 10% Senior Secured Toggle Notes due 2020 and warrants exercisable for approximately 1.9 million shares of Comstock's common stock, and $440.3 million of the Company's unsecured senior notes were exchanged for new convertible second lien PIK notes.  The transaction freed up the Company's operating cash flow which the Company now intends to invest in its high return Haynesville shale drilling program.  Prior to completion of the debt exchange, the Company had retired $236.9 million in principal amount of its long-term debt for shares of the Company's common stock and cash for total consideration of $59.7 million.

Drilling Results

During the first nine months of 2016, Comstock spent $36.7 million on its development and exploration activities.  After commencing drilling in March 2016, Comstock drilled three (2.8 net) successful Haynesville shale horizontal gas wells before releasing its operated drilling rig in July 2016.  On September 28, 2016, the Company restarted its Haynesville shale drilling program after the completion of the debt exchange.  Comstock recently drilled its fourth operated Haynesville shale horizontal well, the James Pace 5-8 #1 well in DeSoto Parish, Louisiana.  This well was drilled to a total measured depth of 19,452 feet with an estimated 7,500 foot horizontal lateral.  The well will be the first well to be completed with a larger stimulation package, which includes 3,800 pounds of proppant per lateral foot as compared to 2,800 pounds on the earlier wells.  Completion operations are expected to commence on the well within the next week.  Currently, Comstock has two operated rigs drilling two Haynesville shale horizontal wells (2.0 net) and it is participating in two non-operated Haynesville shale wells (0.2 net).

Under its revised drilling program, Comstock expects to drill five additional wells (3.7 net) in the fourth quarter of 2016 and 22 horizontal wells (17.1 net) in 2017.  Capital expenditures for this drilling program are currently estimated to be $20.9 million in the fourth quarter of 2016 and $142.9 million in 2017.

Comstock has also initiated its 2017 hedging program and currently has 12.6 billion cubic feet ("Bcf") of its 2017 natural gas production hedged at approximately $3.27 per thousand cubic feet ("Mcf").

Financial Results for the Three Months Ended September 30, 2016

Comstock produced 14.1 Bcf of natural gas and 320,388 barrels of oil or 16.0 billion cubic feet of natural gas equivalent ("Bcfe") in the third quarter of 2016.  Natural gas production averaged 153.0 million cubic feet ("MMcf") per day, an increase of 4% over natural gas production in the third quarter of 2015.  Oil production in the third quarter of 2016, which averaged 3,482 barrels of oil per day, declined by 50% from the 6,903 barrels per day produced in the third quarter of 2015.  The decrease in oil production is primarily due to the sale of the Company's Burleson County, Texas properties in 2015 and the lack of drilling in the South Texas Eagle Ford shale properties in 2015 and 2016.

Natural gas prices improved during the third quarter of 2016 from prices in the second quarter of 2016 and the third quarter of 2015 but oil prices have declined further.  Comstock's realized natural gas price, including realized hedging gains, in the third quarter of 2016 improved to $2.62 per Mcf from $1.99 per Mcf in the second quarter of 2016 and increased 4% as compared to the $2.53 per Mcf realized in the third quarter of 2015.  Comstock's average oil price declined to $42.07 per barrel in the third quarter of 2016 from the second quarter price of $42.21 per barrel and declined by 4% as compared to $43.63 per barrel in the third quarter of 2015.  Oil and gas sales, including realized hedging gains, declined by 18% to $50.3 million as compared to 2015's third quarter sales of $61.8 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $29.7 million in the third quarter of 2016 as compared to EBITDAX of $36.0 million in the third quarter of 2015.

 Comstock reported a net loss of $28.5 million or $2.32 per diluted share for the third quarter of 2016 as compared to a net loss of $545.0 million or $59.05 per share for the third quarter of 2015.  The third quarter of 2016 results include impairments on oil and gas properties and undeveloped leases of $76.5 million which primarily relate to the Company's Tuscaloosa Marine shale acreage, a net loss on the pending sale of oil and gas properties of $13.2 million, a net gain on debt extinguishment of $100.5 million related to the debt exchange and an income tax benefit to reflect a change in state law of $0.8 million.  Financial results for the third quarter of 2015 included a charge to impair certain producing oil and gas properties and unevaluated leases of $549.8 million, recognition of a valuation allowance on deferred tax assets primarily resulting from the large impairment provision of $189.4 million, an unrealized gain from derivative financial instruments of $0.7 million and a net gain on extinguishment of debt of $51.1 million.  Excluding these items from each period's results, the net loss for the third quarter of 2016 would have been $40.1 million or $3.27 per share as compared to net loss of $48.9 million or $5.30 per share in the third quarter of 2015.

Financial Results for the Nine Months Ended September 30, 2016

Comstock produced 41.4 Bcf of natural gas and 1.1 million barrels of oil, or 48.0 Bcfe, in the first nine months of 2016 compared to 32.7 Bcf of natural gas and 2.6 million barrels of oil or 48.3 Bcfe in the first nine months of 2015.  Natural gas production was up 26% over the first nine months of 2015 while oil production declined by 58%.  Comstock's average realized natural gas price, including realized hedging gains, decreased 12% to $2.17 per Mcf in the nine months ended September 30, 2016 as compared to $2.47 per Mcf realized in the nine months ended September 30, 2015.  The Company's average realized oil price decreased by 25% to $36.15 per barrel in the nine months ended September 30, 2016 as compared to $48.08 per barrel in the nine months ended September 30, 2015.  Oil and gas sales (including realized gains or losses from hedging) in the nine months ended September 30, 2016 of $129.3 million decreased by 37% as compared to $205.6 million in the nine months ended September 30, 2015.  EBITDAX decreased 48% to $63.7 million in the nine months ended September 30, 2016 from EBITDAX of $123.5 million in the nine months ended September 30, 2015.

Comstock reported a net loss of $80.2 million, or $7.13 per share for the nine months ended September 30, 2016 as compared to a net loss of $758.6 million, or $82.27 per share for the nine months ended September 30, 2015.  The 2016 results include impairments on oil and gas properties and unevaluated leases of $108.8 million, a loss on sale and exchanges of oil and gas properties of $14.1 million, an income tax charge to reflect a change in state law of $3.7 million, an unrealized loss from derivative financial instruments of $1.4 million and a net gain on extinguishment of debt of $190.1 million.  Financial results for the nine months ended September 30, 2015 included a loss on sale of oil and gas properties of $111.8 million, impairments on oil and gas properties and unevaluated leases of $615.7 million, the valuation allowance on deferred tax assets of $189.4 million, drilling rig termination fees of $1.7 million, an unrealized gain from derivative financial instruments of $1.3 million and a net gain on extinguishment of debt of $55.6 million.  Excluding these items from each period's results, the net loss for the nine months ended September 30, 2016 would have been $142.3 million, or $12.65 per share, as compared to a net loss of $145.7 million, or $15.80 per share, in the nine months ended September 30, 2015.

Conference Call

Comstock has planned a conference call for 11:00 a.m. Central Time on November 8, 2016, to discuss the operational and financial results for the third quarter of 2016.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 94669694 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 2:00 p.m. CT November 8, 2016 and will continue until 10:59 p.m. November 15, 2016.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 94669694.

This press release August contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:	(In thousands, except per share amounts)
Natural gas sales	$36,852	$33,654	$87,726	$80,411
Oil sales	13,478	27,706	39,482	124,783
Total oil and gas sales	50,330	61,360	127,208	205,194

Operating expenses:
Production taxes	1,556	2,170	4,069	8,951
Gathering and transportation	3,829	3,729	12,219	9,842
Lease operating	12,301	16,687	38,249	49,650
Exploration	76,391	5,040	84,144	70,309
Depreciation, depletion and amortization	37,545	79,445	112,410	261,907
General and administrative	4,188	5,653	15,426	20,795
Impairment of oil and gas properties	113	544,714	24,573	547,101
Loss (gain) on sales and exchange of oil and gas properties	13,196	(52)	14,103	111,778
Total operating expenses	149,119	657,386	305,193	1,080,333

Operating loss	(98,789)	(596,026)	(177,985)	(875,139)

Other income (expenses):
Net gain on extinguishment of debt	100,540	51,054	190,116	55,586
Gain on derivative financial instruments	—	1,078	674	1,705
Other income	175	411	770	1,054
Interest expense(1)	(31,227)	(32,159)	(90,053)	(86,720)

Total other income (expenses)	69,488	20,384	101,507	(28,375)

Loss before income taxes	(29,301)	(575,642)	(76,478)	(903,514)
Benefit from (provision for) income taxes	825	30,646	(3,723)	144,948
Net loss	$(28,476)	$(544,996)	$(80,201)	$(758,566)

Net loss per share – basic and diluted(2)	$(2.32)	$(59.05)	$(7.13)	$(82.27)

Weighted average shares outstanding – basic and diluted(2)	12,293	9,230	11,255	9,220

(1) (2)
Includes $3.9 million, $1.4 million, $6.4 million and $4.0 million related to amortization of debt issuance cost and discounts or premiums in the three months and nine months ended September 30, 2016 and 2015, respectively.  Includes $2.6 million in interest paid in kind in the three and nine months ended September 30, 2016.  $0.9 million of interest expense was capitalized for the nine months ended September 30, 2015.
All share and per share data has been restated to give effect to the Company's one-for-five reverse stock split which was effective on July 29, 2016.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

OPERATING CASH FLOW:

Net loss	$(28,476)	$(544,996)	$(80,201)	$(758,566)
Reconciling items:
Deferred income taxes	(832)	(31,333)	3,687	(146,118)
Depreciation, depletion and amortization	37,545	79,445	112,410	261,907
Impairment of oil and gas properties	113	544,714	24,573	547,101
Loss (gain) on sales and exchange of oil and gas properties	13,196	(52)	14,103	111,778
Lease impairments and rig termination fees	76,391	5,040	84,144	70,309
Gain from derivative financial instruments	—	(1,078)	(674)	(1,705)
Cash settlements of derivative financial instruments	—	391	2,120	391
Interest paid in-kind	2,576	—	2,576	—
Amortization of debt discount, premium and issuance costs	3,880	1,388	6,413	3,952
Net gain on extinguishment of debt	(100,540)	(51,054)	(190,116)	(55,586)
Stock-based compensation	1,078	2,079	3,571	6,061
Operating cash flow	4,931	4,544	(17,394)	39,524
Excess income taxes from stock-based compensation	—	40	—	1,943
Decrease (increase) in accounts receivable	(230)	8,152	101	25,277
Decrease (increase) in other current assets	364	(308)	18	7,292
Decrease in accounts payable and accrued expenses	(28,579)	(13,190)	(37,443)	(50,560)
Net cash provided by (used for) operating activities	$(23,514)	$(762)	$(54,718)	$23,476

EBITDAX:

Net loss	$(28,476)	$(544,996)	$(80,201)	$(758,566)
Interest expense	31,227	32,159	90,053	86,720
Income taxes	(825)	(30,646)	3,723	(144,948)
Depreciation, depletion and amortization	37,545	79,445	112,410	261,907
Exploration	76,391	5,040	84,144	70,309
Impairment of oil and gas properties	113	544,714	24,573	547,101
Loss (gain) on sales and exchange of oil and gas properties	13,196	(52)	14,103	111,778
Gain from derivative financial instruments	—	(1,078)	(674)	(1,705)
Cash settlements of derivative financial instruments	—	391	2,120	391
Net gain on extinguishment of debt	(100,540)	(51,054)	(190,116)	(55,586)
Stock-based compensation	1,078	2,079	3,571	6,061
Total EBITDAX	$29,709	$36,002	$63,706	$123,462

			As of
			September 30, 2016	December 31, 2015
BALANCE SHEET DATA:

Cash and cash equivalents			$26,584	$134,006
Other current assets			50,109	22,232
Property and equipment, net			807,743	1,038,420
Other			1,076	1,192
Total assets			$885,512	$1,195,850

Current liabilities			$58,184	$95,720
Long-term debt			1,025,522	1,249,330
Deferred income taxes			5,677	1,965
Asset retirement obligation			16,152	20,093
Stockholders' deficit			(220,023)	(171,258)
Total liabilities and stockholders' deficit			$885,512	$1,195,850

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended September 30, 2016
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	10	303	7	320
Gas production (MMcf)	12,512	1,361	201	14,074
Total production (MMcfe)	12,575	3,175	247	15,997

Oil sales	$433	$12,738	$307	$13,478
Natural gas sales	32,596	3,779	477	36,852
Total oil and gas sales	$33,029	$16,517	$784	$50,330

Average oil price (per barrel)	$41.26	$42.14	$40.13	$42.07
Average gas price (per Mcf)	$2.61	$2.78	$2.37	$2.62
Average price (per Mcfe)	$2.63	$5.20	$3.17	$3.15

Production taxes	$732	$783	$41	$1,556
Gathering and transportation	$3,210	$563	$56	$3,829
Lease operating	$5,853	$6,015	$433	$12,301

Production taxes (per Mcfe)	$0.06	$0.25	$0.17	$0.10
Gathering and transportation (per Mcfe)	$0.26	$0.18	$0.23	$0.24
Lease operating (per Mcfe)	$0.46	$1.89	$1.75	$0.77

Oil and Gas Capital Expenditures:
Development leasehold	$—	$1,683	$—	$1,683
Development drilling	2,677	28	—	2,705
Other development	523	1,403	—	1,926
Total	$3,200	$3,114	$—	$6,314

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended September 30, 2015
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	14	607	14	635
Gas production (MMcf)	11,312	1,809	353	13,474
Total production (MMcfe)	11,397	5,450	437	17,284

Oil sales	$616	$26,420	$670	$27,706
Natural gas sales	28,091	4,710	853	33,654
Natural gas settlements(1)	—	—	—	391
Total natural gas including hedging	28,091	4,710	853	34,045
Total oil and gas sales including hedging	$28,707	$31,130	$1,523	$61,751

Average oil price (per barrel)	$43.79	$43.54	$47.33	$43.63
Average gas price (per Mcf)	$2.48	$2.60	$2.42	$2.50
Average gas price including hedging (per Mcf)	$2.48	$2.60	$2.42	$2.53
Average price (per Mcfe)	$2.52	$5.71	$3.49	$3.55
Average price including hedging (per Mcfe)	$2.52	$5.71	$3.49	$3.57

Production taxes	$680	$1,410	$80	$2,170
Gathering and transportation	$2,853	$807	$69	$3,729
Lease operating	$6,543	$9,374	$770	$16,687

Production taxes (per Mcfe)	$0.06	$0.26	$0.18	$0.13
Gathering and transportation (per Mcfe)	$0.25	$0.15	$0.16	$0.22
Lease operating (per Mcfe)	$0.57	$1.72	$1.76	$0.96

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$1,950	$14	$1,964
Development leasehold	60	41	—	101
Exploratory drilling	—	61	229	290
Development drilling	25,310	10	41	25,361
Other development	2,459	2,410	—	4,869
Total	$27,829	$4,472	$284	$32,585

(1)	Included in gain (loss) from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Nine Months Ended September 30, 2016
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	47	1,022	23	1,092
Gas production (MMcf)	36,547	4,060	811	41,418
Total production (MMcfe)	36,830	10,190	951	47,971

Oil sales	$1,708	$36,872	$902	$39,482
Natural gas sales	76,835	9,367	1,524	87,726
Natural gas hedging settlements(1)	—	—	—	2,120
Total natural gas including hedging	76,835	9,367	1,524	89,846
Total oil and gas sales including hedging	$78,543	$46,239	$2,426	$129,328

Average oil price (per barrel)	$36.34	$36.09	$38.37	$36.15
Average gas price (per Mcf)	$2.10	$2.31	$1.88	$2.12
Average gas price including hedging (per Mcf)	$2.10	$2.31	$1.88	$2.17
Average price (per Mcfe)	$2.13	$4.54	$2.55	$2.65
Average price including hedging (per Mcfe)	$2.13	$4.54	$2.55	$2.70

Production taxes	$1,861	$2,072	$136	$4,069
Gathering and transportation	$10,071	$1,957	$191	$12,219
Lease operating	$17,926	$18,885	$1,438	$38,249

Production taxes (per Mcfe)	$0.05	$0.20	$0.14	$0.08
Gathering and transportation (per Mcfe)	$0.27	$0.19	$0.20	$0.25
Lease operating (per Mcfe)	$0.49	$1.86	$1.52	$0.81

Oil and Gas Capital Expenditures:
Development leasehold	$975	$1,797	$—	$2,772
Development drilling	29,470	33	—	29,503
Other development	1,179	3,202	—	4,381
Total	$31,624	$5,032	$—	$36,656

(1)	Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Nine Months Ended September 30, 2015
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	46	2,488	61	2,595
Gas production (MMcf)	26,002	5,817	928	32,747
Total production (MMcfe)	26,277	20,745	1,296	48,318

Oil sales	$2,199	$119,439	$3,145	$124,783
Natural gas sales	62,085	16,086	2,240	80,411
Natural gas settlements(1)	—	—	—	391
Total natural gas including hedging	62,085	16,086	2,240	80,802
Total oil and gas sales including hedging	$64,284	$135,525	$5,385	$205,585

Average oil price (per barrel)	$48.06	$48.01	$51.21	$48.08
Average gas price (per Mcf)	$2.39	$2.77	$2.41	$2.46
Average gas price including hedging (per Mcf)	$2.39	$2.77	$2.41	$2.47
Average price (per Mcfe)	$2.45	$6.53	$4.16	$4.25
Average price including hedging (per Mcfe)	$2.45	$6.53	$4.16	$4.25

Production taxes	$2,572	$6,167	$212	$8,951
Gathering and transportation	$7,087	$2,529	$226	$9,842
Lease operating	$18,982	$28,627	$2,041	$49,650

Production taxes (per Mcfe)	$0.10	$0.30	$0.16	$0.19
Gathering and transportation (per Mcfe)	$0.27	$0.12	$0.17	$0.20
Lease operating (per Mcfe)	$0.72	$1.38	$1.58	$1.03

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$7,899	$993	$8,892
Development leasehold	437	41	—	478
Exploratory drilling	—	7,411	4,413	11,824	(2)
Development drilling	80,536	78,654	41	159,231
Other development	5,584	23,175	48	28,807
Total	$86,557	$117,180	$5,495	$209,232

(1)	Included in gain from derivative financial instruments in operating results.
(2)	Excludes rig termination fees of $1.7 million.